 >

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

SUMMIT NETWORKS, INC.
(Name of small business in its charter)

_____________________________________

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jaunciema gatve 40, Ziemelu rajons, Riga, LV-1023, Latvia
(Address of principal executive offices)

Registrant's telephone number:  _____________

______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01-Change In Control of Registrant

On June 12, 2017, as a result of a private transaction, the control block of voting stock of Summit Networks, Inc. (the “Company”) represented by 4,251,000 shares of common stock [“Shares”] representing an ownership interest of approximately 85% has been transferred from Andris Berzins [“Seller”] to Kuen Harry Cheung, Hang Dennis Cheung, and Yee Man Cheung.  [“The Purchasers”], and a change of control of the Company occurred.  The consideration for the shares was $0.077 per share.  The source of cash consideration for the shares was personal funds of the Purchasers.

There are no arrangements or understanding among members of the former and new control persons and their associates with respect to the election of Directors of the Company or other matters.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 12, 2017	SUMMIT NETWORKS, INC. By: /s/Andris Berzins Name: Andris Berzins Title: CEO